UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TWO HARBORS INVESTMENT CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0312904
(State of Incorporation or Organization)	(I.R.S. Employee Identification Number)

601 Carlson Parkway, Suite 330 Minnetonka, MN	55305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Registration Statement on Form 8-A is being filed by the Registrant in connection with the registration of its Common Stock, par value $0.01 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Common Stock to the New York Stock Exchange. The Common Stock had previously been registered on the NYSE Amex LLC under Section 12(b) of the Exchange Act.

ITEM 1.   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Common stock, par value $0.01 per share, of Two Harbors Investment Corp. (the “Registrant”) is to be registered hereby. A description of the common stock is contained in the Registrant’s Registration Statement, Post Effective Amendment No. 1 to Form S-11 on Form S-3, filed with the Securities and Exchange Commission on November 1, 2010, Reg. No. 333-163034, as amended (the “Registration Statement”), under the captions “Description of Securities” and “Certain Provisions of the Maryland General Corporation Law and Two Harbors’ Charter and Bylaws.”  Such information is incorporated herein by reference to such section of the Registration Statement.

ITEM 2.   EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Jeff Stolt
Jeff Stolt
Chief Financial Officer

Date: February 10, 2011